Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors/Trustees

ING Variable Portfolios, Inc., ING Variable Funds, ING VP Balanced Portfolio, Inc., ING VP

Intermediate Bond Portfolio, and ING VP Money Market Portfolio.

We consent to the use of our reports dated February 28, 2008 and February 29, 2008, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
April 24, 2008